EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT, dated as of October 15, 2003, between Marvel Enterprises, Inc., a Delaware corporation (the "Company") and Bruno Maglione (the "Executive").

     WHEREAS, the Company wishes to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

     1. Employment, Duties and Acceptance.

     1.1 Employment, Duties. The Company hereby employs the Executive for the Term (as defined in Section 2.1), to render exclusive and full-time services to the Company as President, International or in such other executive position as may be mutually agreed upon by the Company and the Executive. The Executive shall report to the Company's Chief Executive Officer and Board of Directors
(except with respect to licensing, where the Executive shall report to the Company's President, Consumer Products Group and the Board of Directors) and shall perform such other duties consistent with such positions as may be reasonably assigned to the Executive by the Company's Chief Executive Officer or the Board of Directors. The Executive will be responsible for all of the Company's activities and operations in European markets and in such other international markets as the Company's Chief Executive Officer or the Board of Directors may designate. The Company intends to establish a company in the United Kingdom, and the Executive will be a member of the Board of Directors of that company.

     1.2 Acceptance. The Executive hereby accepts such employment and agrees to render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment and to use the Executive's professional efforts, skill and ability to promote the Company's interests. The Executive further agrees to accept election, and to serve during all or any part of the Term, as an officer or director of the Company and of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement, if elected to any such position by the stockholders or by the Board of Directors of the Company or of any subsidiary or affiliate, as the case may be.

     1.3 Location. The duties to be performed by the Executive hereunder shall be performed primarily at the offices of the Company in London, England, subject to reasonable travel requirements on behalf of the Company.

     1.4 Hours. The Executive's business hours shall be the hours between 9:00 a.m. and 5:30 p.m., Monday to Friday (excluding bank and other public holidays in England), and such further time as shall be necessary for the proper performance by the Executive of his duties under this Agreement. The Executive acknowledges and agrees that he is exempt from the Working Time Regulations 1998 on account of his duties and powers.

     1.5 Disciplinary Procedures. There are no formal disciplinary rules specific to the Executive's employment. If the Executive is dissatisfied with any disciplinary decision or if he has any grievance relating to his employment he should submit a written memorandum giving particulars of such dissatisfaction or grievance to the Company's Board of Directors and the matter shall be dealt with by discussion and a majority decision of the directors present at the next convened meeting of the Board of Directors.

     1.5 Particulars of Employment. This Agreement contains the particulars required to be given under Section 1 of the U.K. Employment Rights Act 1996 ("ERA") to the intent that, as at the date of this Agreement, the Company shall not be required to deliver to the Executive a separate written statement pursuant to Section 1 of the ERA.


     2. Term of Employment

     2.1 The Term. The Executive will commence employment under this Agreement as soon as he is legally free to do so (the first date of such employment being the "Effective Date"); provided, that (i) the Executive shall use all reasonable efforts to become legally free to commence employment as soon as possible, and
(ii) if, on May 1, 2004, the Executive has not yet commenced employment under this Agreement, then this Agreement shall immediately, automatically terminate and neither party shall have any further responsibility to the other hereunder. The term of the Executive's employment under this Agreement (the "Term") shall end on the date that is two years after the Effective Date (the "Expiration Date"). The Term shall end earlier than the Expiration Date if sooner terminated pursuant to Section 4 hereof. The Expiration Date shall be automatically postponed for one year, and the Term shall be automatically extended by one year, unless either party provides the other with written notice, not later than sixty (60) days prior to the Expiration Date, of its election not to permit the Term to be so extended. Thereafter, on each subsequent anniversary of the Effective Date, the Expiration Date shall be automatically postponed for one additional year, and the Term shall be automatically extended by one additional year, unless either party provides the other with written notice, not later than sixty (60) days prior to such anniversary, of its election not to permit the Term to be so extended.

     2.2 The Executive's period of continuous employment with the Company shall be deemed to have commenced on the Effective Date.


     3. Compensation; Benefits.

     3.1 Salary. As compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Executive during the Term a base salary, payable bi-weekly in arrears, at the annual rate of three hundred seventy thousand dollars ($370,000) less such deductions or amounts to be withheld as required by applicable law and regulations and deductions authorized


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

by the Executive in writing. The Executive's base salary shall be reviewed no less frequently than annually by the Board of Directors and may be increased, but not decreased, by the Board of Directors. Any increase shall take effect on January 1 of the year in question, the first increase to take effect on January 1, 2005. The Executive's base salary as in effect from time to time is referred to in this Agreement as the "Base Salary". The Base Salary, and all other cash payments by Company hereunder, shall be made to Executive in United States Dollars unless the Executive notifies the Company, at least one week before any given payment, that he wishes for that payment to be in pounds sterling. Any payment in pounds sterling shall be made at the interbank conversion rate from United States Dollars used by the Company's bank on the date of payment, free of any and all charges.

     3.2 Bonus. In addition to the amounts to be paid to the Executive pursuant to Section 3.1 hereof, the Executive will be entitled to receive a cash bonus in respect of calendar year 2003 and thereafter based in part upon the attainment of performance goals set by the Board of Directors (the "Bonus Performance Goals"). The Executive's target annual bonus amount shall be 50% of his base salary for the year; provided that for calendar year 2003, Executive shall receive the amount to which he may be entitled under the 2003 bonus program on the assumption that he has been employed for the entire year or one hundred eighty-five thousand dollars ($185,000), whichever is greater, but reduced, in either case, by any amounts that the Executive receives from his current employer as a 2003 bonus (the "2003 Bonus"). Each annual bonus, including the 2003 Bonus, shall be paid when annual bonuses are paid generally to the Company's other senior executive officers but in no event later than the ninetieth day of the next calendar year.

     3.3 Business Expenses. The Company shall pay for or reimburse the Executive for all reasonable expenses actually incurred by or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers.

     3.4 Vacation. During the Term, the Executive shall be entitled to a vacation period or periods of five (5) weeks per year taken in accordance with the vacation policy of the Company during each year of the Term. Vacation time not used by the end of a calendar year shall be forfeited, unless the Company agrees otherwise.

     3.5 Fringe Benefits. During the Term, the Executive shall be entitled to all benefits for which the Executive shall be eligible under any qualified pension plan, 401(k) plan, group insurance or other so-called "fringe" benefit plan which the Company provides to its employees generally, together with executive medical benefits for the Executive, as from time to time in effect for executive employees of the Company generally. In the event of such benefits being limited (by law or otherwise) to residents of the United States of America, the Company shall provide Executive with comparable benefits. In any event, specifically, during the Term:

          (a) The Company will not provide any pension scheme or other pension arrangements for the Executive. At the request of Executive, the Company, each month, shall pay directly to a private pension scheme nominated by the Executive a lump sum equivalent to ten percent (10%), or any lower percentage specified by the Executive, of his then current monthly salary.


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

          (b) There is no contracting-out certificate in force under the U.K.Pensions Schemes Act 1993 in respect of the Executive's employment with the Company.

          (c) Subject to the Executive complying with all terms and conditions from time to time imposed by the medical insurance provider chosen by the Company (as may be varied from time to time), the Company shall maintain at its cost, private medical insurance at the London A scale (BUPA) arranged with such insurance provider for the Executive and his wife and dependent children under the age of 18. In lieu of the foregoing, the Executive may, at his option, be reimbursed for his own provision of medical insurance provided that the Company shall not be required to incur greater expense than had the Executive participated in the Company's scheme.

          (d) The Company shall provide the Executive with, or, at the Executive's option, will reimburse the Executive for the cost of his directly obtaining, permanent health insurance cover, which in the event of serious illness, will provide the Executive, after six months' absence, with financial support. The Company intends for this support to be in the range of 75% of the Executive's Base Salary or at any other level typical of executives in London, but cannot commit to the particulars of the terms before consulting with an insurance provider.

          (e) The Company shall provide the Executive with life assurance cover of three times the Executive's Base Salary, subject to any customary terms imposed by the insurance provider.

     3.6 Additional Benefits. During the Term, the Executive shall be entitled to such other benefits as are specified in Schedule I to this Agreement.

     3.7 Sick Pay. If the Executive is absent from work because of illness or accident, the Company will pay to the Executive his Base Salary for up to an aggregate of one hundred and eighty (180) working days in any period of twelve
(12) months. Any sums payable to the Executive under this Section shall be inclusive of any Statutory Sick Pay payable.

     4. Termination.

     4.1 Death. If the Executive shall die during the Term, the Term shall terminate immediately.

     4.2 Disability. If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's principal services hereunder for (i) a period of six (6) consecutive months or (ii) for shorter periods aggregating six (6) months during any twelve (12) month period, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six (6) months, by written notice to the Executive (but before the Executive has recovered from such disability), terminate the Term.

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

     4.3 Cause. The Term may be terminated by the Company upon notice to the Executive upon the occurrence of any event constituting "Cause" as defined herein. As used herein, the term "Cause" means: (i) the Executive's willful and intentional failure or refusal to perform or observe any of his material duties, responsibilities or obligations set forth in this Agreement; provided, however, that the Company shall not be deemed to have Cause pursuant to this clause (i) unless the Company gives the Executive written notice that the specified conduct has occurred and making specific reference to this Section 4.3(i) and the Executive fails to cure the conduct within thirty (30) days after receipt of such notice; (ii) material breach by the Executive of any of his obligations under Section 5 hereof; (iii) any willful and intentional acts of the Executive involving fraud, theft, misappropriation of funds, embezzlement or material dishonesty affecting the Company or willful misconduct by the Executive which has, or could reasonably be expected to have, a material adverse effect on the Company; or (iv) the Executive's conviction of, or plea of guilty to, any criminal offence other than a minor motoring offence.

     4.4 Permitted Termination by the Executive. (a) The Term may be terminated by the Executive upon notice to the Company of any event constituting "Good Reason" as defined herein. As used herein, the term "Good Reason" means the occurrence of any of the following, without the prior written consent of the
Executive: (i) assignment of the Executive to duties materially inconsistent with the Executive's position as described in Section 1.1 hereof, or any significant diminution in the Executive's duties or responsibilities, other than in connection with the termination of the Executive's employment for Cause or disability or by the Executive other than for Good Reason; (ii) any material breach of this Agreement by the Company which is continuing; or (iii) a change in the location of the Executive's principal place of employment to a location other than as specified in Section 1.3 hereof; provided, however, that the Executive shall not be deemed to have Good Reason pursuant to clauses (i) and
(ii) above unless the Executive gives the Company written notice that the specified conduct or event has occurred and making specific reference to this
Section 4.4 and the Company  fails to cure such conduct or event  within  thirty
(30) days of receipt of such notice.

          (b) The Term may be terminated by the Executive at any time by giving the Company a notice of termination specifying a termination date no less than sixty (60) days after the date the notice is given.

     4.5 Severance. (a) If the Term is terminated pursuant to Section 4.1, 4.2 or 4.3 hereof, or by the Executive other than pursuant to Section 4.4(a), the Executive shall be entitled to receive his Base Salary, benefits and reimbursements provided hereunder at the rates provided in Sections 3.1, 3.5 and
3.6 hereof to the date on which such termination shall take effect. In addition, if the Term is terminated pursuant to Section 4.1 or 4.2, the Executive shall also be entitled to receive any bonus which has been awarded under Section 3.2 in respect of a previously completed fiscal year but which has not yet been paid and a pro rata portion (based on time) of the annual bonus for the year in which the termination date occurs (a "Pro Rata Bonus"). The Pro Rata Bonus to which the Executive is entitled, if any, for each year other than 2003 shall be determined by reference to the attainment of the performance goals referred to in Section 3.2 as of the end of the fiscal year in which termination of employment occurs and shall be paid when bonuses in respect of that year are generally paid to the Company's other executives but in no event later than the ninetieth day of the next fiscal year.

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

          (b) Except as provided in Section 4.5(c), if the Term is terminated by the Executive pursuant to clauses (i), (ii) or (iii) of Section 4.4(a) or by the Company other than pursuant to Section 4.1, 4.2 or 4.3, the Company shall continue thereafter to provide the Executive (i) payments of Base Salary in the manner and amounts specified in Section 3.1 until the twelve (12) month anniversary of the date of termination, (ii) if termination occurs at any time after a bonus has been awarded under Section 3.2 in respect of a previously completed fiscal year and prior to the time that the bonus has been paid, the amount of that bonus, (iii) a Pro Rata Bonus for the year in which termination occurs and (iv) fringe benefits in the manner and amounts specified in Section
3.5 and Section 3.6 until the earlier of the Expiration Date, the period ending on the date the Executive begins work as an employee or consultant for any other entity or twelve (12) months after the date of termination. In addition, all equity arrangements provided to the Executive hereunder or under any employee benefit plan of the Company shall continue to vest for the period specified in clause (iv) of this Section 4.5(b) (unless vesting is accelerated upon the occurrence of a Third Party Change in Control as described in Section 4.5(d)) and shall remain exercisable for ninety days after the end of that period, but in no event after the expiration of the original exercise term. Bonuses payable pursuant to this Section 4.5(b), other than the Pro Rata Bonus, shall be payable in the manner described in Section 3.2. The Pro Rata Bonus to which the Executive is entitled, if any, shall be paid within the time period provided in
Section 4.5(a). The Executive shall have no duty or obligation to mitigate the amounts or benefits required to be provided pursuant to this Section 4.5(b), nor shall any such amounts or benefits be reduced or offset by any other amounts to which Executive may become entitled; provided, that if the Executive becomes employed by a new employer or self-employed prior to the earlier of the Expiration Date or twelve (12) months after the date of termination, the Base Salary payable to the Executive pursuant to this Section 4.5(b) shall be reduced by an amount equal to the amount earned from such employment with respect to that period (and the Executive shall be required to return to the Company, without interest, any amount by which such payments pursuant to this Section 4.5(b) exceed the Base Salary to which the Executive is entitled after giving effect to that reduction) and, if the Executive becomes eligible to receive medical or other welfare benefits under another employer provided plan, the corresponding medical and other welfare benefits provided under this Section 4.5(b) shall be terminated. As a condition to the Executive receiving the payments under Section 4.5(b), the Executive agrees to produce such documentation or evidence as the Company may reasonably request to permit the Company to verify the amount received by Executive from other active employment.

          (c) If the Term is terminated by the Executive pursuant to Section 4.4(a), or by the Company other than pursuant to Section 4.1, 4.2 or 4.3, and, in any such event, the termination shall occur upon or within 12 months following the occurrence of a Third Party Change in Control (as defined in Section 4.5(d)) or in contemplation of a Third Party Change in Control, the Company shall thereafter provide the Executive (i) an amount equal to two (2) times the sum of (x) the then current Base Salary and (y) the average of the two most recent annual bonuses paid (treating any annual bonus which is not paid as a result of the Executive's failure to attain the Bonus Performance Goals as

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

having been paid in an amount equal to zero) to the Executive during the Term (or if only one annual bonus has been paid, the amount of that annual bonus, to be paid in a lump sum within 30 days after the date of termination), and (ii) benefits in the manner and amounts specified in Section 3.5 and Section 3.6 until twelve (12) months after the date of termination or, with respect to medical and other welfare benefits, when the Executive becomes eligible to receive medical or other welfare benefits under another employer provided plan if sooner than twelve (12) months after the date of termination. In addition, all equity arrangements provided to the Executive hereunder or under any employee benefit plan of the Company shall continue to vest until twelve (12) months after the date of termination unless vesting is accelerated upon the occurrence of the Third Party Change in Control as described in subparagraph (d) below.

          (d) For purposes of this Agreement, a Third Party Change in Control shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an Excluded Person or Excluded Group (as defined below) (hereinafter, a "Third Party"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company, (ii) the Company is a party to any merger, consolidation or similar transaction as a result of which the stockholders of the Company immediately prior to such transaction beneficially own securities of the surviving entity representing less than fifty percent (50%) of the combined voting power of the surviving entity's outstanding securities entitled to vote in the election of directors of the surviving entity or (iii) all or substantially all of the assets of the Company are acquired by a Third Party. "Excluded Group" means a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; provided that the voting power of the voting stock of the Company "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents a majority of the voting power of the voting stock "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group. "Excluded Person" means Isaac Perlmutter and Avi Arad or any of their affiliates, any spouse or any lineal descendants of Messrs. Perlmutter or Arad, and any trust established solely for the benefit of, and any charitable trust or foundation established by, Messrs. Perlmutter or Arad or their spouses or lineal descendants and each of their respective affiliates.

          (e) Except as provided in this Section 4.5, pursuant to the Marvel Enterprises, Inc. Stock Incentive Plan as provided in Schedule I to this Agreement and as required by law, the Company shall have no further obligation to the Executive after termination of the Term.


     5. Protection of Confidential Information; Non-Competition

     5.1 In view of the fact that the Executive's work for the Company will bring the Executive into close contact with many confidential affairs of the Company not readily available to the public, as well as plans for future developments by the Company, the Executive agrees:

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     5.1.1 To keep and  retain  in the  strictest  confidence  all  confidential matters of the Company, including, without limitation, "know how", trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Company ("Confidential Information"), learned by the Executive heretofore or hereafter, and not to use or disclose them to anyone outside of the Company, either during or after the Executive's employment with the Company, except in the course of performing the Executive's duties hereunder or with the Company's express written consent; provided, however, that the restrictions of this Section 5.1.1 shall not apply to that part of the Confidential Information that the Executive demonstrates is or becomes generally available to the public other than as a result of a disclosure by the Executive or is available, or becomes available, to the Executive on a non-confidential basis, but only if the source of such information is not prohibited from transmitting the information to the Executive by a contractual, legal, fiduciary, or other obligation; and

     5.1.2 To deliver promptly to the Company on termination of the Executive's employment by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which the Executive may then possess or have under the Executive's control.

     5.2 For a period of six (6) months after he ceases to be employed by the Company under this Agreement or otherwise, if such cessation arises pursuant to
Section 4.3, or as a result of termination by the Executive which is not pursuant to Section 4.4(a) or is otherwise in breach of this Agreement, the Executive shall not, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business that is both (i) competitive with the business of the Company or any of its subsidiaries or affiliates and (ii) a business with which the Executive was materially involved in the twelve (12) months before the cessation of the Executive's employment hereunder; the Executive shall not engage in such business on the Executive's own account; and the Executive shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity; provided, however, that nothing contained in this Section 5.2 shall be deemed to prohibit the Executive from acquiring, solely as an investment, up to five percent (5%) of the outstanding shares of capital stock of any corporation whose stock is publicly traded. In the event that, after the six-month period described in the foregoing sentence, the Executive engages in any of the activities prohibited during such period by such sentence, all obligations of the Company to the Executive under Section 4.5 hereof shall immediately and automatically cease.

     5.3 If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 5.1 or Section 5.2 hereof, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.


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     5.4 If any of the covenants contained in Section 5.1 or Section 5.2 hereof, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

     5.5 If any of the covenants contained in Sections 5.1 or 5.2 hereof, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

     5.6 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 5.1 and 5.2 hereof upon the courts of the United Kingdom or any other state or country where the Executive resides or where the breach of the covenant is occurring. In the event that the courts of any one or more of such jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being for this purpose severable into diverse and independent covenants.

     5.7 In the event that any action, suit or other proceeding for injunctive relief is brought to enforce the covenants contained in Section 5.1 or Section
5.2 hereof, each party shall pay all of its own expenses (including attorneys' fees) in such action, suit or other proceeding, notwithstanding any prevailing practice to the contrary in the jurisdiction in question.

     6. Prior Restrictions; Promise Not to Solicit.

          (a) The Executive represents that he is free to enter into this Agreement is not restricted in any manner from performing under this Agreement by any prior agreement, commitment, or understanding with any third party. If Executive has acquired confidential or proprietary information in the course of his prior employment or as a consultant, he will fully comply with any duties not to disclose such information then applicable to him during the Term.

          (b) Unless otherwise agreed by the Company, the Executive will not, during the Term and for a period of one year from the last payment to Executive hereunder, induce or attempt to induce any employee of the Company or its subsidiaries to stop working for the Company or its subsidiaries or to work for any competitor of the Company or its subsidiaries.

     7. Inventions and Patents; Intellectual Property.

          (a) The Executive agrees that all processes, technologies and inventions, including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during his employment by the Company or for one year thereafter (collectively, "Inventions") shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Executive shall promptly disclose such Inventions to the Company and shall, subject to reimbursement by the Company for all reasonable expenses incurred by the Executive in connection therewith, (a) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (b) sign all papers necessary to carry out the foregoing; and (c) give testimony in support of the Executive's inventorship.

          (b) The Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during his employment, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.


     8. Indemnification.

     To the fullest extent permitted by applicable law, Executive shall be indemnified and held harmless for any action or failure to act in his capacity as an officer or employee of the Company or any of its affiliates or subsidiaries. In furtherance of the foregoing and not by way of limitation, if Executive is a party or is threatened to be made a party to any suit because he is an officer or employee of the Company or such affiliate or subsidiary, he shall be indemnified against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement if he acted in good faith and in a manner reasonably believed by Executive to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification under this Section 8 shall be in addition to any other indemnification by the Company of its officers and directors. Expenses incurred by Executive in defending an action, suit or proceeding for which he claims the right to be indemnified pursuant to this Section 8 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Executive to repay such amount in the event that it shall ultimately be determined that he is not entitled to indemnification by the Company. Such undertaking shall be accepted without reference to the financial ability of Executive to make repayment. The provisions of this Section 8 shall apply as well to the Executive's actions and omissions as a trustee of any employee benefit plan of the Company, its affiliates or subsidiaries.

     9. Arbitration; Legal Fees

     Except with respect to injunctive relief under Section 5 of this Agreement, any dispute or controversy arising out of or relating to this Agreement shall be resolved exclusively by arbitration in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment on the award may be entered in any court having jurisdiction thereof. The Company shall reimburse the Executive's reasonable costs and expenses (including legal costs, travel costs to New York City, and accommodation costs in New York City) incurred in connection with any arbitration proceeding pursuant to this Section 9 if the Executive is the substantially prevailing party in that proceeding.


     10. Notices.

     All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                  If to the Company, to:

                           Marvel Enterprises, Inc.
                           10 East 40th Street
                           New York, New York 10016
                           USA
                           Attention: President

                  If to the Executive, to:

                           Bruno Maglione
                           21 Aubrey House
                           7 Maida Avenue
                           London W2 1TQ


     11. General.

     11.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, U.S.A. applicable to agreements made and to be performed entirely in New York, without regard to the conflict of law principles of such state.

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

     11.2 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     11.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth. This Agreement expressly supersedes all agreements and understandings between the parties regarding the subject matter hereof and any such agreement is terminated as of the date first above written.

     11.4 This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder (i) to any affiliate or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

     11.5 This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     11.6 This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


     12. Subsidiaries and Affiliates.

     As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the Company or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the Company or other business entity in question.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


COMPANY:
MARVEL ENTERPRISES, INC.                          EXECUTIVE:


By:      /s/ Allen S. Lipson                      /s/ Bruno Maglione
         --------------------------               --------------------------
         Allen S. Lipson                          Bruno Maglione
         President and Chief Executive Officer





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                                   SCHEDULE I

Additional Benefits:

1. Legal Fee Reimbursement. The costs incurred by Executive, prior to the execution of this Agreement, for review and negotiation of this Agreement by Executive's lawyer shall be reimbursed by Company up to a maximum of six thousand two hundred and fifty dollars $6,250.

2. Automobile Allowance. The Executive shall be eligible for an automobile allowance in the amount of $1,200 per month, paid monthly, in accordance with the Company's policy.

3. Stock Incentive Plan. The Executive shall be eligible to participate in the Marvel Enterprises, Inc. 1998 Stock Incentive Plan (the "Stock Incentive Plan") and to receive options to purchase one hundred twenty-five thousand (125,000) shares (the "Shares") of the common stock, par value $.01 per share ("Common Stock"), of the Company pursuant to the terms of the Stock Incentive Plan and related Stock Option Agreement subject to the terms and conditions approved by the committee of the Board of Directors of the Company which administers the Stock Incentive Plan, and such other grants as may be determined from time to time by such committee. The options for 125,000 shares shall be granted on the Effective Date and the exercise price of the options shall be the Common Stock's Fair Market Value (as defined in the Stock Incentive Plan) on such date. The options shall be scheduled to vest as to one-third of the Shares on each of the first, second and third anniversaries of the date they are granted, shall vest as to all of the Shares upon a Third Party Change in Control and shall be subject to all other terms and conditions of the Stock Incentive Plan and the related Stock Option Agreement between the Company and the Executive. The Executive's participation in the Stock Incentive Plan shall not be, or be deemed to be, a fringe benefit or additional benefit for purposes of
     Section 4.5(b)(iv) of this Agreement, and the Executive's stock option rights shall be governed strictly in accordance with the Stock Incentive Plan and the related Stock Option Agreement. In the event of any conflict between this Agreement and the Stock Incentive Plan and the related Stock Option Agreement, or any ambiguity in any such agreements, the Stock Incentive Plan and the related Stock Option Agreement shall control.



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